Exhibit 16.1

September 26, 2006



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington DC 20549

Re:   Pharma-Bio Serv, Inc.
      File No. 0-50956

Dear Sir or Madam:

We have read Item 4.01 of Amendment No. 2 on Form 8-K of Pharma-Bio Serv, Inc. dated July 28, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

s/ Kevane Soto Pasarell Grant Thornton LLP


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September 20, 2006



Mr. Howard Spindel
Audit Committee Chairman
Pharma-Bio Serv, Inc.
373 Mendez Vigo
Suite 110
Dorado, PR 00646

Dear Mr. Spindel:

In our letter dated July 28, 2006 we resigned as auditors of Pharma-Bio Serv, Inc. (U.S. Securities and Exchange Commission File No.0-50956) effective upon the completion of the third quarter interim review. Since the 10-QSB for the third quarter was filed last Thursday, September 14, 2006, we inform you that the client-auditor relationship between the Company and our Firm ceases as of today, September 20, 2006.

Very truly yours,

Kevane Soto Pasarell Grant Thornton LLP

/s/ Adamina Soto
Adamina Soto
Managing Partner

/mlm

Cc:   Office of the Chief Accountant
      PCAOB Letter File
      U.S. Securities and Exchange Commission
      100 F Street, NE
      Washington DC 20549